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                                                                    EXHIBIT 21.1

EXHIBIT 21.1 - SUBSIDIARIES OF APPLIED VOICE TECHNOLOGY, INC.

                                            JURISDICTION OF
SUBSIDIARY                                   INCORPORATION
----------                                  ---------------
AVT International, Inc. ...................   Washington
Applied Voice Technology of Canada, Inc. ..   Canada
AVT Foreign Sales Corporation..............   Barbados
RightFAX, Inc. ............................   Washington
CommercePath, Inc. ........................   Oregon